FOR IMMEDIATE RELEASE
Date:         April 22, 2005
Contact:      Kathleen Walsh Carr
              202.772.3711

      Abigail Adams national Bancorp Reports record first Quarter Earnings

Washington, DC - Abigail Adams National Bancorp, Inc. (NASDAQ:AANB), the parent holding company of The Adams National Bank, announced first quarter earnings for the period ended March 31, 2005. Net income for the quarter was $922 thousand, a $104 thousand or 12.7% increase over net income of $818 thousand for the first quarter of 2004. Diluted earnings per share were $0.28 for the first quarter of 2005 compared to $0.25 per share for the same period in 2004, an increase of 12%. Return on average assets was 1.51% and the return on average equity was 14.93%, compared to 1.50% and 14.15%, respectively, reported for the first quarter of 2004.

Total assets were $246.2 million at March 31, 2005, an increase of $26 million over the quarter ended March 31, 2004, centered in growth of the loan portfolio to $174.2 million at March 31, 2005, an increase of $15.9 million, or 10.1% over the same period last year. Deposits were $210.6 million at March 31, 2005, a $28.2 million or 15.4% increase from March 31, 2004.

Asset quality for the first quarter continued to strengthen as non-performing assets to total assets improved to 0.43% versus 1.74% from the same period last year. The allowance for loan losses was 254.1% of non-performing loans as of March 31, 2005 as compared to 58.4% at March 31, 2004. At quarter end, the allowance for loan losses equaled 1.56% of total loans.

Total interest income for the first quarter of 2005 increased 14% to $3.7 million, compared to $3.3 million for the first quarter of 2004. Noninterest expense increased 8% concentrated in personnel expense, reflecting the investment in lending staff to meet strong loan demand. Net interest margin remained a healthy 5.38% in the first quarter of 2005 compared to 5.39% in the first quarter of 2004.

As a result of the continued strong performance of the Company, the Board of Directors declared a quarterly dividend of $0.125 per share paid on March 31, 2005 to stockholders of record on March 15, 2005. In addition, the Board of Directors paid a 10% stock dividend on January 14, 2005, to shareholders of record on January 3, 2005.

The Adams National Bank is focused on serving minorities, small businesses and not-for-profit organizations in the Washington, DC area. The Adams National Bank offers a full line of banking services including business and real estate loans, as well as deposit services. All information for the period ended March 31, 2005 has been derived from unaudited financial information.

SOURCE:  The Adams National Bank
ATTACHMENT:         Selected Financial Data

                Abigail Adams National Bancorp, Inc. & Subsidiary
                             Selected Financial Data
                             March 31, 2005 and 2004
                                   (Unaudited)

                                                                                       Three Months Ended:
                                                                         -----------------------------------------------
                                                                                       3/31/05                  3/31/04
                                                                         -----------------------------------------------
Earnings:                                                                    (In thousands, except per share data)
   Interest income                                                                      $3,747                   $3,286
   Interest expense                                                                        619                      459
                                                                         ----------------------    ---------------------
     Net interest income                                                                 3,128                    2,827
                                                                         ----------------------    ---------------------
   Provision for loan losses                                                                65                      105
     Net interest income after provision for loan losses                                 3,063                    2,722
                                                                         ----------------------    ---------------------
   Noninterest income                                                                      428                      455
   Noninterest expense                                                                   1,964                    1,818
                                                                         ----------------------    ---------------------
     Income before taxes                                                                 1,527                    1,359
   Provision for income tax expense                                                        605                      541
                                                                         ----------------------    ---------------------
     Net income                                                                           $922                     $818
                                                                         ======================    =====================

Basic earnings per share                                                                 $0.28                    $0.25
Diluted earnings per share                                                               $0.28                    $0.25
Dividends paid on common shares                                                         $0.125                   $0.114

Average shares outstanding - basic                                                   3,322,820                3,315,777
Average shares outstanding - diluted                                                 3,331,373                3,329,121

Consolidated balance sheet:

   Assets:
   Cash & due from banks                                                               $11,599                   $6,643
   Short-term investments                                                                7,664                    3,678
   Investment securities                                                                49,830                   48,481
   Loans                                                                               174,226                  158,314
   Less: allowance for loan losses                                                     (2,721)                  (2,232)
   Other assets                                                                          5,623                    5,351
                                                                         ----------------------    ---------------------
     Total assets                                                                      246,221                  220,235
                                                                         ======================    =====================
   Liabilities:
   Deposits                                                                            210,556                  182,387
   Short-term borrowings                                                                 2,207                    3,044
   Long-term debt                                                                        6,899                    9,805
   Accrued expenses & other liabilities                                                  1,651                    1,479
                                                                         ----------------------    ---------------------
     Total liabilities                                                                 221,313                  196,715
                                                                         ----------------------    ---------------------
   Stockholders' equity:
   Capital stock                                                                            33                       30
   Surplus                                                                              22,625                   17,241
   Retained earnings                                                                     2,250                    6,249
                                                                         ----------------------    ---------------------
     Total stockholders' equity                                                         24,908                   23,520
                                                                         ----------------------    ---------------------
     Total liabilities & stockholders' equity                                         $246,221                 $220,235
                                                                         ======================    =====================
Other financial information:

   Return on average assets                                                              1.51%                    1.50%
   Return on average stockholders' equity                                               14.93%                   14.15%
   Net interest margin                                                                   5.38%                    5.39%
   Net interest spread                                                                   4.88%                    4.95%
   Efficiency ratio                                                                     55.23%                   55.39%
   Allowance for loan losses to loans                                                    1.56%                    1.41%
   Nonperforming assets to total assets                                                  0.43%                    1.74%
   Allowance for loan losses to nonperforming assets                                   254.06%                   58.40%


All per common share data and dividends paid have been restated for a 10% stock dividend declared on December 21, 2004 and paid on January 14, 2005.